KPMG LLP

Telephone

(514) 840-2100

Chartered Accountants

Fax

(514) 840-2187

600 de Maisonneuve Blvd. West

Internet

www.kpmg.ca

Suite 1500

Montréal Québec  H3A 0A3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE BOARD OF DIRECTORS OF DOREL INDUSTRIES INC.

 We consent to the inclusion in this annual report on Form 40-F of:

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our auditors' report dated March 14, 2007 on the consolidated balance sheets of Dorel Industries Inc. ("the Company") as at December 30, 2006 and 2005, and the consolidated statements of income, retained earnings and cash flows for each of the years in the two-year period ended December 30, 2006;

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our Comments by Auditors for US Readers on Canada-US Reporting Differences, dated March 14, 2007;

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our Report of Independent Registered Public Accounting Firm dated March 14, 2007 on management's assessment of the effectiveness of internal control over financial reporting as of December 30, 2006 and the effectiveness of internal control over financial reporting as of December 30, 2006;

each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 30, 2006.

Chartered Accountants

Montreal, Canada

March 29, 2007

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.